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                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We have issued our reports dated March 9, 2005, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Atlas Pipeline Partners, L.P. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Atlas Pipeline Partners, L.P. on Forms S-3, Amendment 1 (File No. 333-113523, effective April 2, 2004.


/s/ GRANT THORNTON LLP


Cleveland, Ohio
March 9, 2005